Exhibit 10K

TENTH AMENDMENT TO AGREEMENT OF LEASE

DATED AS OF THE 31ST DAY OF MAY, 2017

BY AND BETWEEN

THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having principal offices in the City of Pittsburgh, Allegheny County, Pennsylvania,

AND

HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts.

WHEREAS, the parties hereto have entered into that certain Agreement of Lease dated July 17, 1990; as amended by First Amendment to Agreement of Lease dated April 30, 1991; by Second Amendment to Agreement of Lease dated October 18, 2000; by Third Amendment to Agreement of Lease dated March 23, 2004; by Fourth Amendment to Agreement of Lease dated March 12, 2008; by Fifth Amendment to Agreement of Lease dated October 1, 2008; by Sixth Amendment to Agreement of Lease dated January 8, 2010; by Seventh Amendment to Agreement of Lease dated March 31, 2011; by letter agreement dated January 27, 2012; along with the renewal letter dated June 8, 2010, exercising the renewal option for the Fourth Renewal Term pursuant to paragraph 3 of the Sixth Amendment to Agreement of Lease; by Eighth Amendment to Agreement of Lease dated February 26, 2013; and by Ninth Amendment to Agreement of Lease dated March 12, 2014 (hereinafter collectively called the “Lease”), covering certain property known as Buildings 18 and 18A, the Parking Area, the Building 18 Expansion Space, and the Building #3 Space located in Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania, and more particularly described in the Lease and collectively called therein the “Leased Premises;” and

WHEREAS, pursuant to that certain letter dated March 24, 2014, Tenant exercised its right pursuant to paragraph 9 (Right of Termination) of the Ninth Amendment to Agreement of Lease to terminate the term of the Lease as of June 30, 2014, as it applied to the Building #3 Space only, thereby causing the Leased Premises to consist of Buildings 18 and 18A, the Parking Area, and the Building 18 Expansion Space, collectively called herein the “Leased Premises”; and

WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

WHEREAS, the parties hereto desire to further amend the Lease to (i) expand the Leased Premises to include an outside area containing three (3) new silos to be installed by Tenant on 767 agreed-upon rentable square feet of exterior space (the “Building 18

Second Expansion Space”) as shown shaded in green on Exhibit A-10, which is attached hereto and made a part hereof; (ii) establish the monthly rental for the Leased Premises as expanded by the Building 18 Second Expansion Space; and (iii) provide additional provisions to the Lease to reflect the agreement of the parties.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1.    LEASED PREMISES: Effective June 1, 2017, the Leased Premises shall be expanded to include the Building 18 Second Expansion Space and the Building 18 Second Expansion Space shall be included in and become a part of the Leased Premises. Tenant shall accept the Building 18 Second Expansion Space in its present condition AS IS/WITH ALL FAULTS. After inclusion of the Building 18 Second Expansion Space, the Leased Premises shall consist of 89,177 agreed-upon rentable square feet of space allocated as follows: (a) 81,929 agreed-upon rentable square feet of space in Buildings 18 and 18A; (b) 5,672 agreed-upon rentable square feet of space in the Parking Area; (c) 809 agreed-upon rentable square feet of space in the Building 18 Expansion Space; and (d) 767 agreed-upon rentable square feet of space in the Building 18 Second Expansion Space as collectively shown outlined in red on Exhibit A-10 attached hereto.

2.    RENT: Beginning June 1, 2017, and continuing on the first day of each succeeding calendar month thereafter for the balance of the Second Extended Term of the Lease, Tenant shall pay to Landlord as monthly rental for the Leased Premises the amount of $32,347.49.

The monthly rentals under this paragraph 2 shall be payable in advance, without demand, deduction or set off. All monthly rentals and other sums payable as additional rental under the Lease shall be paid to The Buncher Company at P.O. Box 768, Pittsburgh, PA 15230-0768 or at such other place or to such other person as may be designated by Landlord in writing.

3.    INSURANCE: Section 8 (Insurance) of the Agreement of Lease dated July 17, 1990, as amended by paragraph 4 (Insurance) of the First Amendment to Agreement of Lease dated April 30, 1991, and by paragraph 3 (Insurance) of the Second Amendment to Agreement of Lease dated October 18, 2000, is hereby further amended and supplemented as follows:

A.     The replacement value of Buildings 18 and 18A is increased to $3,700,000.00.

B.     Tenant shall maintain automobile liability insurance on Tenant-owned and Tenant-leased motor vehicles which shall have a minimum limit of $2,000,000 with respect to any occurrence upon, in or about the Leased Premises.

Prior to June 1, 2017, Tenant shall furnish to Landlord certificates of insurance evidencing the increased property insurance coverage and the automobile insurance coverage set forth above in this paragraph 3.

By requiring insurance in the Lease, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in the Lease.

4.    RENEWAL OPTION: Paragraph 5 (Renewal Option) of the Fifth Amendment to Agreement of Lease dated October 1, 2008, is hereby deleted in its entirety.

5.    NEW RENEWAL OPTION: Tenant shall have the right and option to extend the Second Extended Term of the Lease for the Leased Premises for two consecutive terms of five (5) years each (each a “New Renewal Term“) to commence immediately following the expiration of the Second Extended Term, or first New Renewal Term, whichever is applicable. Tenant may exercise the right to extend the term of the Lease for a New Renewal Term only by delivering to Landlord written notice of Tenant’s exercise of such right no less than nine (9) months prior to the expiration date of the Second Extended Term or the first New Renewal Term, whichever is applicable, time being of the essence. The terms and conditions of the Lease shall continue in full force and effect for each New Renewal Term except for this paragraph 5 and except that the monthly rental for each New Renewal Term shall be calculated pursuant to the following formula:

The monthly rental for the New Renewal Term for which this calculation is made shall equal $32,347.49 multiplied by a fraction, the numerator of which is the CPI in effect on the expiration date of the Second Extended Term or the first New Renewal Term, whichever is applicable, and the denominator of which is the CPI in effect for June 2011.

Notwithstanding the result of the above calculation, the monthly rental for each applicable New Renewal Term shall not be less that the monthly rental in effect for the immediately preceding term.

The CPI, as referred to herein, means the Consumer Price Index for all Urban Consumers 1984=100 relating to the United States City Average, as issued by the Bureau of Labor Statistics of the United States Department of Labor, or any successor to the function thereof. In the event of the conversion of the CPI to a different standard reference base or any other revision thereof, the determination hereunder shall be made with the use of such Bureau of Labor Statistics or successor to the functions thereof or in the absence of the publication of such conversion factor, such formula or table as the parties shall mutually designate.

Notwithstanding the above, if Haemonetics Corporation, itself or its affiliate is (a) in default under the Lease as determined under section 16 of the Lease, or any of the provisions of the Lease at the commencement of a New Renewal Term, or (b) not in full possession of the Leased Premises continuously during the last nine (9) months of the Second Extended Term or first New Renewal Term, whichever is applicable, and at the commencement of a New Renewal Term, then Landlord may, at its option, terminate the Lease as of the last day of the Second Extended Term or first New Renewal Term, whichever is applicable, of the Lease.

6.BROKER:    Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder's fees or real estate commissions have been earned by any third party. If either party breaches the foregoing warranty, the breaching party shall indemnify, defend and hold harmless the other for any liability or claims for commissions or fees, including reasonable attorneys’ fees and costs, arising from a breach of this warranty.

7.    TENANT’S ACKNOWLEDGMENT: Tenant hereby acknowledges that as of the date of this Tenth Amendment to Agreement of Lease, Landlord is not in default of any of its obligations under the Lease, and Tenant has no claims, counterclaims, offsets or defenses with respect to Landlord’s obligations under the Lease as amended by this Tenth Amendment to Agreement of Lease.

8.    AUTHORIZATION: Tenant and Landlord each hereby represent and warrant that it has full authority to enter into, deliver, and perform its obligations hereunder; that the individual executing this Tenth Amendment to Agreement of Lease on behalf of such party has full authority to legally bind such party; that nothing herein conflicts with any of the party’s governing documents or any of its commitments or obligations; and that no consent or approval of any third party is required to perform its obligations hereunder

9.    NO OTHER MODIFICATIONS: Except as amended and supplemented hereby, all terms and conditions of the Lease shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first written above.

ATTEST:                        THE BUNCHER COMPANY

By: /s/ Joseph M. Jackovic            By: /s/ Thomas J. Balestrieri
Joseph M. Jackovic     Thomas J. Balestrieri
Executive Vice President President/CEO
and General Counsel

(Corporate Seal)

ATTEST:                     HAEMONETICS CORPORATION

By: /s/ James McInerny                By: /s/ William Burke
Name: James McInerny                Name: William Burke
Title: Manager Global Real Estate         Title: CFO

(Corporate Seal)